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                                  EXHIBIT 11.1


             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE


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

                                                            For the Years Ended March 31,
                                                        1998             1997       1996
                                                        ----             ----       ----
                                                       (In thousands, except per share amounts)
Weighted Average Number of Shares
 of Common Stock Outstanding                           15,116          14,959       14,779
Net Effect of Dilutive Stock Options                        -               -          -
                                                    ----------     -----------  -----------
Weighted Average Shares
 Outstanding                                           15,116          14,959       14,779
                                                    ----------     -----------  -----------
                                                    ----------     -----------  -----------
Net Loss                                            $ (11,830)     $  ( 9,881)  $  ( 7,648)

Less Accrued Convertible Preferred Stock dividend        (541)              -            -
                                                    ----------     -----------  -----------
Net Loss Available to Common Shareholders           $ (12,371)     $   (9,881)  $   (7,648)
                                                    ----------     -----------  -----------
                                                    ----------     -----------  -----------
Net Loss Per Share
 Basic and Diluted                                  $    (.82)     $     (.66)  $     (.52)
                                                    ----------     -----------  -----------
                                                    ----------     -----------  -----------
Net Loss Per Share                                  $    (.82)     $     (.66)  $     (.52)
                                                    ----------     -----------  -----------
                                                    ----------     -----------  -----------

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